                                                                      EXHIBIT 21

                                  Ultrak, Inc.

                              List of Subsidiaries




Subsidiary Name                                    % Ownership                        State of Incorporation
---------------                                    -----------                        ----------------------
Exxis Technologies, Inc.                              100%                                     Texas

Dental Vision Direct, Inc.                            100%                                     Texas

JAK Pacific Video Warranty and
  Repair Services, Inc.                                56%                                   California

Diamond Electronics, Inc.                             100%                                      Ohio
